Exhibit 21.1

PARENT	SUBSIDIARIES	JURISDICTION OF ORGANIZATION
Alterra Capital Holdings Limited (the Registrant)	Alterra Bermuda Limited	Bermuda
	Alterra Capital America Limited	United Kingdom
	Alterra Capital Services Limited	Ireland
	Alterra Capital UK Limited	United Kingdom
	Alterra Holdings Limited	Bermuda
	Alterra Managers Limited	Bermuda
	Alterra Capital Brazil Limited	United Kingdom

Alterra Bermuda Limited	Alterra Capital Europe Limited	Ireland
	Alterra Diversified Strategies Limited	Bermuda

Alterra Capital Europe Limited	Alterra Europe plc	Ireland
	Alterra Servicios S.A.	Argentina

Alterra Capital America Limited	Alterra USA Holdings Limited	Delaware, USA

Alterra USA Holdings Limited	Alterra Finance LLC	Delaware, USA
	Alterra Insurance USA Inc. (dba Alterra USA)	Delaware, USA
	Alterra Reinsurance Services Inc.	Delaware, USA
	Alterra Reinsurance USA Inc.	Connecticut, USA
	Alterra Specialty Insurance Services Limited	Delaware, USA

Alterra Reinsurance USA Inc.	Alterra America Insurance Company	Delaware, USA

Alterra America Insurance Company	Alterra Excess & Surplus Insurance Company	Delaware, USA

Alterra Specialty Insurance Services Limited	Alterra California Insurance Services Limited	California, USA

Alterra Capital Services Limited	Alterra Capital Services BDA Limited	Bermuda
	Alterra Capital Services UK Limited	United Kingdom
	Alterra Capital Services USA LLC	Delaware, USA

Alterra Capital UK Limited	Alterra at Lloyd’s Limited	United Kingdom
	Alterra Corporate Capital 2 Limited	United Kingdom
	Alterra Corporate Capital 3 Limited	United Kingdom
	Alterra Corporate Capital 4 Limited	United Kingdom
	Alterra Corporate Capital 5 Limited	United Kingdom
	Alterra Corporate Capital 6 Limited	United Kingdom
	Alterra Danish Re (UK) Group Limited	United Kingdom
	Alterra Denmark ApS	Denmark
	Alterra UK Underwriting Services Limited	United Kingdom

Alterra at Lloyd’s Limited	Alterra Brasil Serviços Técnicos Limitada	Brazil
	Alterra Singapore Insurance Managers Pte. Limited	Singapore

Alterra Capital Brazil Limited	Alterra Participações Limitada	Brazil

Alterra Participações Limitada	Alterra Re Participações do Brasil Limitada	Brazil

Alterra Holdings Limited	Alterra Agency Limited	Bermuda
	New Point III Limited	Bermuda
	New Point V Limited	Bermuda

New Point III Limited	New Point Re III Limited	Bermuda

New Point V Limited	New Point Re V Limited	Bermuda

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